EXHIBIT 21

                              LIST OF SUBSIDIARIES


 Principal subsidiary/undertaking                 Jurisdiction of incorporation

Roberts Pharmaceutical Corporation               State of New Jersey, USA
Shire Pharmaceuticals Limited                    England and Wales
Shire Pharmaceutical Development Limited         England and Wales
Shire International Licensing BV                 Netherlands
Shire Laboratories Inc.                          State of Delaware, USA
Shire Supplies US, LLC                           State of Delaware, USA
Shire France S.A.                                France
Shire Deutschland GmbH & Co. KG                  Germany
Shire US Inc.                                    State of New Jersey, USA
Shire Pharmaceuticals Ireland Limited            Ireland
Shire Italia SpA                                 Italy
Shire Pharmaceutical Iberica S.L.                Spain
Shire Pharmaceutical Development Inc.            State of Maryland, USA
Shire BioChem Inc.                               Canada
Shire Finance Limited                            Cayman Islands
Shire Biologics Inc.                             State of Massachusetts, USA
Shire Pharmaceutical Contracts Limited           England and Wales
Shire US Manufacturing Inc.                      State of Maryland, USA


     All of the Group's subsidiary undertakings are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the results of the Group.